Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.001 par value per share, of CNS Response, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 13, 2013.

PYXIS FUNDS I, on behalf of its series Pyxis Long/ Short Healthcare Fund

	By:	/s/ Ethan Powell
Name: Ethan Powell
Title: Executive VP and Secretary

PYXIS CAPITAL, L.P.

By:	Strand Advisors XVI, Inc., its general partner

	By:	/s/ Ethan Powell
Name: Ethan Powell
Title: Secretary

STRAND ADVISORS XVI, INC.

	By:	/s/ Ethan Powell
	Name:	Ethan Powell
	Title:	Secretary

CUMMINGS BAY CAPITAL MANAGEMENT, L.P.

By:	Cummings Bay Capital Management GP,
LLC, its general partner

	By:	/s/ James D. Dondero
Name: James D. Dondero
Title: President

CUMMINGS BAY CAPITAL MANAGEMENT GP, LLC

	By:	/s/ James D. Dondero
	Name:	James D. Dondero
	Title:	President

HIGHLAND CAPITAL MANAGEMENT SERVICES, INC.

	By:	/s/ James D. Dondero
	Name:	James D. Dondero
	Title:	President

/s/ James D. Dondero
James D. Dondero